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Exhibit (a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
NORTEK, INC.
at
$86.00 NET PER SHARE
Pursuant to the Offer to Purchase dated July 8, 2016
by
NEVADA CORP.
an indirect wholly owned subsidiary of
MELROSE INDUSTRIES PLC.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 2:00 A.M.,
NEW YORK CITY TIME, ON AUGUST 31, 2016, UNLESS THE TENDER OFFER IS EXTENDED.

        This form of Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of Nortek, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Depositary") prior to the Expiration Time (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By First Class Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: For Eligible Institutions Only (617) 360-6810 Only For Confirmation of a Facsimile: (781) 575-2332	By Registered, Certified or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

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        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. The guarantee on the back cover page must be completed.

        Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC's PTOP platform.

For information
about the offer
please contact the
Information Agent at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550
All Others call Toll-Free: (866) 796-7179
Email: ntk@dfking.com

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Ladies and Gentlemen:

        The undersigned hereby tenders to Nevada Corp., a Delaware corporation, and an indirect wholly owned subsidiary of Melrose Industries PLC., a public limited company organized under the laws of the United Kingdom, upon the terms and subject to the conditions set forth in the offer to purchase, dated July 8, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Nortek Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available):

☐	Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)

Area Code and Tel. No.:

(Daytime telephone number)

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ trading days after the date of execution hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name of Firm

(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)